Exhibit 99.1

Ballantyne Strong, Inc. and Subsidiaries Unaudited Pro Forma Consolidated Financial Statements

Introduction

On November 4, 2016, Strong Westrex, Inc., a subsidiary of Ballantyne Strong, Inc. (the “Company”) and an owner of all authorized and registered equity interests of Strong Westrex (Beijing) Technology, Inc., an indirect subsidiary of the Company (“SWBTI”), entered into an Equity Purchase Agreement (the “Agreement”) with GABO Filter, Inc. (the “Buyer”), pursuant to which the Buyer acquired all equity interests of SWBTI for a purchase price of approximately $0.4 million. The purchase price consisted of approximately $0.3 million in cash and a promissory note for the remainder (the “Note”). As part of this sale the Company expects to record a loss on discontinued operations of approximately $0.3 million in the fourth quarter of 2016. This disposition qualifies as discontinued operations and was classified accordingly beginning with the Company’s Form 10-Q for the six months ended June 30, 2016.

The unaudited pro forma consolidated financial data of the Company was derived from our historical consolidated financial statements. In accordance with the accounting guidance for pro forma financial statements, pro forma financials for interim periods are not included since the disposition qualifies as discontinued operations and was classified accordingly beginning with the Company’s Form 10-Q for the six months ended June 30, 2016. The unaudited pro forma consolidated statements of operations give effect to the disposition of SWBTI as if the disposition occurred on January 1, 2013. The following unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma consolidated information is for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated position and results of operations would have been had the disposition occurred on the dates indicated and is not necessarily indicative of our future consolidated position and results of operations.

The pro forma adjustments remove all of SWBTI’s consolidated results of operations and also give effect to adjustments to reflect intercompany balances which were previously eliminated in consolidation.

Ballantyne Strong, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2015
(in thousands except per share amounts)

	Historical	SWBTI	Pro forma

Net product sales	$69,250	$(13,235)	$56,015
Net service revenues	23,579	(659)	22,920
Total net revenues	92,829	(13,894)	78,935

Cost of products sold	60,358	(12,909)	47,449
Cost of services	14,884	—	14,884
Total cost of revenues	75,242	(12,909)	62,333
Gross profit	17,587	(985)	16,602
Selling and administrative expenses:
Selling	5,522	(595)	4,927
Administrative	16,594	(812)	15,782
Total selling and administrative expenses	22,116	(1,407)	20,709
Loss on sale or disposal of assets	(425)	—	(425)
Loss from operations	(4,954)	422	(4,532)
Equity in income of equity method investments	96	—	96
Other income:
Interest income	368	—	368
Interest expense	(42)	15	(27)
Fair value adjustment for notes receivable	(1,595)	—	—
Foreign currency transaction gain (loss)	1,612	—	1,612
Other income, net	49	(48)	1
Total other income	392	(33)	359
Loss before income taxes	(4,466)	455	(4,011)
Income tax expense	(13,001)	388	(12,613)
Net loss	$(17,467)	$843	$(16,624)
Basic loss per share	$(1.24)		$(1.18)
Diluted loss per share	$(1.24)		$(1.18)
Weighted average shares outstanding:
Basic	14,135		14,135
Diluted	14,135		14,135

Ballantyne Strong, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2014
(in thousands except per share amounts)

	Historical	SWBTI	Pro forma

Net product sales	$70,360	$(10,310)	$60,050
Net service revenues	24,726	(337)	24,389
Total net revenues	95,086	(10,647)	84,439

Cost of products sold	60,106	(9,090)	51,016
Cost of services	16,820	(407)	16,413
Total cost of revenues	76,926	(9,497)	67,429
Gross profit	18,160	(1,150)	17,010
Selling and administrative expenses:
Selling	7,235	(549)	6,686
Administrative	12,740	(638)	12,102
Total selling and administrative expenses	19,975	(1,187)	18,788
Gain on sale or disposal of assets	10	1	11
Loss from operations	(1,805)	38	(1,767)
Equity in income (loss) equity method investments	78	—	78
Other income:
Interest income	705	(51)	654
Interest expense	(48)	—	(48)
Foreign currency transaction gain	611	—	611
Other expense, net	(10)	(58)	(68)
Total other income	1,258	(109)	1,149
Loss before income taxes	(469)	(71)	(540)
Income tax benefit	465	25	490
Net loss	$(4)	$(46)	$(50)
Basic loss per share	$0.00		$0.00
Diluted loss per share	$0.00		$0.00
Weighted average shares outstanding:
Basic	14,061		14,061
Diluted	14,061		14,061

Ballantyne Strong, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2013
(in thousands except per share amounts)

	Historical	SWBTI	Pro forma

Net product sales	$88,067	$(10,903)	$77,164
Net service revenues	15,543	(553)	14,990
Total net revenues	103,610	(11,456)	92,154

Cost of products sold	75,171	(9,940)	65,231
Cost of services	11,594	(445)	11,149
Total cost of revenues	86,765	(10,385)	76,380
Gross profit	16,845	(1,071)	15,774
Selling and administrative expenses:
Selling	3,965	(332)	3,633
Administrative	12,773	(835)	11,938
Total selling and administrative expenses	16,738	(1,167)	15,571
Gain (loss) on sale or disposal of assets	(8)	4	(4)
Income from operations	99	100	199
Equity in loss equity method investments	(25)	—	(25)
Other income:
Interest income	352	—	352
Interest expense	(2)	(43)	(45)
Foreign currency transaction gain (loss)	850	—	850
Other expense, net	(323)	(20)	(343)
Total other income	877	(63)	814
Earnings before income taxes	951	37	988
Income expense	(788)	23	(765)
Net earnings	$163	$60	$223
Basic earnings per share	$0.01		$0.02
Diluted earnings per share	$0.01		$0.02
Weighted average shares outstanding:
Basic	13,999		13,999
Diluted	14,031		14,031

Ballantyne Strong, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1. Basis of Presentation

On November 4, 2016, Strong Westrex, Inc., a subsidiary of Ballantyne Strong, Inc. (the “Company”) and an owner of all authorized and registered equity interests of Strong Westrex (Beijing) Technology, Inc., an indirect subsidiary of the Company (“SWBTI”), entered into an Equity Purchase Agreement (the “Agreement”) with GABO Filter, Inc. (the “Buyer”), pursuant to which the Buyer acquired all equity interests of SWBTI for a purchase price of approximately $0.4 million. The purchase price consisted of approximately $0.3 million in cash and a promissory note for the remainder (the “Note”). As part of this sale the Company expects to record a loss on discontinued operations of approximately $0.3 million in the fourth quarter of 2016. This disposition qualifies as discontinued operations and was classified accordingly beginning with the Company’s Form 10-Q for the six months ended June 30, 2016.

The unaudited pro forma consolidated financial data of the Company was derived from our historical consolidated financial statements. In accordance with the accounting guidance for pro forma financial statements, pro forma financials for interim periods are not included since the disposition qualifies as discontinued operations and was classified accordingly beginning with the Company’s Form 10-Q for the six months ended June 30, 2016. The unaudited pro forma consolidated statements of operations give effect to the disposition of SWBTI as if the disposition occurred on January 1, 2013. The following unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma consolidated information is for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated position and results of operations would have been had the disposition occurred on the dates indicated and is not necessarily indicative of our future consolidated position and results of operations.

The pro forma adjustments remove all of SWBTI’s consolidated results of operations and also give effect to adjustments to reflect intercompany balances which were previously eliminated in consolidation.